Outbrain Announces Third Quarter 2024 Results
Reports strong quarter, achieving Q3 guidance on Ex TAC gross profit, exceeding Adjusted EBITDA expectations; improved margins and profitability, and generating positive cash flow for 5th consecutive quarter
Increases outlook for Adjusted EBITDA for FY 2024
New York – November 7, 2024 — Outbrain Inc. (Nasdaq: OB), a leading technology platform that drives business results by engaging people across the Open Internet, announced today financial results for the quarter ended September 30, 2024.
Third Quarter 2024 Key Financial Metrics:

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions USD)	2024	2023	% Change	2024	2023	% Change
Revenue	$224.2	$230.0	(3)%	$655.3	$687.6	(5)%
Gross profit	48.9	46.4	5%	136.0	131.6	3%
Net (loss) income	6.7	0.5	NM	(0.5)	6.2	(109)%
Net cash provided by (used in) operating activities	13.7	6.9	97%	25.9	(11.7)	321%

Non-GAAP Financial Data*
Ex-TAC gross profit	59.7	56.8	5%	167.8	163.6	3%
Adjusted EBITDA	11.5	10.3	12%	20.3	14.5	41%
Adjusted net income (loss)	5.5	0.3	NM	0.6	(6.3)	110%
Free cash flow	8.7	1.8	387%	13.6	(27.5)	150%
_____________________________
NM Not meaningful
* See non-GAAP reconciliations below

“We continue to drive improvements in our business model and experience momentum in our growth areas, helping deliver a strong quarter including continuous margin improvement” said David Kostman, CEO of Outbrain. “Our beta launch of Moments demonstrates our role as a strategic innovator for the Open Internet, unlocking new potential for media owners and advertisers by bringing social media experiences.”

“We continue to expect to close the Teads acquisition in Q1 2025. We are increasingly excited by the opportunities that the combination presents and the value proposition for the Open Internet,” added Kostman.
Third Quarter 2024 Business Highlights:
•Continued multi-quarter trends of year-over-year growth of Ex-TAC gross profit, improvement in Ex-TAC gross margin, and growth in Adjusted EBITDA.
•Fourth consecutive quarter of year-over-year RPM growth.
•Total advertiser spend on our platform increased 6% year-over-year in Q3.

•Continued acceleration in advertiser spend on Outbrain DSP (previously known as Zemanta), growing by approximately 60% year-to-date through September 30, 2024, as compared to the prior year.
•Announced the beta launch of Moments by Outbrain – a new way for users to interact with traditional media content, delivering the immersive experience of full screen vertical video browsing to the Open Internet.
•Continued supply expansion outside of traditional feed product representing approximately 28% of our revenue in Q3 2024, versus 26% in Q3 2023.
•Premium supply competitive wins including Sports 1 Germany, Reuters and Newsweek Japan and renewals including Huffington Post US and Meteo France.
Third Quarter 2024 Financial Highlights:
•Revenue of $224.2 million, a decrease of $5.8 million, or 3%, compared to $230.0 million in the prior year period, including net favorable foreign currency effects of approximately $1.3 million.
•Gross profit of $48.9 million, an increase of $2.5 million, or 5%, compared to $46.4 million in the prior year period. Gross margin increased 160 basis points to 21.8%, compared to 20.2% in the prior year period.
•Ex-TAC gross profit of $59.7 million, an increase of $2.9 million, or 5%, compared to $56.8 million in the prior year period, as lower revenue was more than offset by our Ex-TAC gross margin improvement of approximately 190 basis points to 26.6%, compared to 24.7% in the prior year period.
•Net income of $6.7 million, compared to net income of $0.5 million in the prior year period. Net income in the current period includes acquisition-related costs of $5.6 million and a pre-tax gain of approximately $8.8 million in connection with the repurchase of our remaining Convertible Notes.
•Adjusted net income of $5.5 million, compared to adjusted net income of $0.3 million in the prior year period.
•Adjusted EBITDA of $11.5 million, compared to Adjusted EBITDA of $10.3 million in the prior year period.
•Generated net cash provided by operating activities of $13.7 million, compared to $6.9 million in the prior year period. Free cash flow was $8.7 million, as compared to $1.8 million in the prior year period.
•Cash, cash equivalents and investments in marketable securities were $130.5 million, comprised of cash and cash equivalents of $57.1 million and short-term investments in marketable securities of $73.4 million, as of September 30, 2024.
•On September 19, 2024, we repurchased the remaining $118.0 million aggregate principal amount of our Convertible Notes for approximately $109.7 million in cash, including accrued interest, representing a discount of approximately 7.5% to the principal amount of the repurchased notes. As of September 30, 2024, there is no remaining long-term debt outstanding with respect to our Convertible Notes.

Share Repurchases:
There were no share repurchases during the three months ended September 30, 2024. During the nine months ended September 30, 2024, we repurchased 1,410,001 shares for $5.8 million, including related costs, under our $30 million stock repurchase program authorized in December 2022. The remaining availability under the repurchase program was $6.6 million as of September 30, 2024.
Fourth Quarter Guidance
The following forward-looking statements reflect our expectations for the fourth quarter of 2024.
For the fourth quarter ending December 31, 2024, we expect:
•Ex-TAC gross profit of $67.5 million to $72.5 million; reflecting an adjusted full year range of approximately $235.3 million to $240.3 million
•    Adjusted EBITDA of $15.0 million to $18.5 million; reflecting an adjusted full year range of approximately $35.3 million to $38.8 million
The above measures are forward-looking non-GAAP financial measures for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See “Non-GAAP Financial Measures” below. In addition, our guidance is subject to risks and uncertainties, as outlined below in this release.
Conference Call and Webcast Information
Outbrain will host an investor conference call this morning, Thursday, November 7th at 8:30 am ET. Interested parties are invited to listen to the conference call which can be accessed live by phone by dialing 1-866-682-6100 or for international callers, 1-862-298-0702. A replay will be available two hours after the call and can be accessed by dialing 1-877-660-6853, or for international callers, 1-201-612-7415. The passcode for the live call and the replay is 13749250. The replay will be available until November 21, 2024. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investors Relations section of the Company’s website at https://investors.outbrain.com. The online replay will be available for a limited time shortly following the call.
Non-GAAP Financial Measures
In addition to GAAP performance measures, we use the following supplemental non-GAAP financial measures to evaluate our business, measure our performance, identify trends, and allocate our resources: Ex-TAC gross profit, Ex-TAC gross margin, Adjusted EBITDA, free cash flow, adjusted net income (loss), and adjusted diluted EPS. These non-GAAP financial measures are defined and reconciled to the corresponding GAAP measures below. These non-GAAP financial measures are subject to significant limitations, including those we identify below. In addition, other companies in our industry may define these measures differently, which may reduce their usefulness as comparative measures. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue, gross profit, net income (loss), diluted EPS, or cash flows from operating activities presented in accordance with U.S. GAAP.

Because we are a global company, the comparability of our operating results is affected by foreign exchange fluctuations. We calculate certain constant currency measures and foreign currency impacts by translating the current year’s reported amounts into comparable amounts using the prior year’s exchange rates. All constant currency financial information that may be presented is non-GAAP and should be used as a supplement to our reported operating results. We believe that this information is helpful to our management and investors to assess our operating performance on a comparable basis. However, these measures are not intended to replace amounts presented in accordance with GAAP and may be different from similar measures calculated by other companies.
The Company is also providing fourth quarter and full year guidance. These forward-looking non-GAAP financial measures are calculated based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. The Company has not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures because it is unable, without unreasonable effort, to predict with reasonable certainty the occurrence or amount of all excluded items that may arise during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Such excluded items could be material to the reported results individually or in the aggregate.
Ex-TAC Gross Profit
Ex-TAC gross profit is a non-GAAP financial measure. Gross profit is the most comparable GAAP measure. In calculating Ex-TAC gross profit, we add back other cost of revenue to gross profit. Ex-TAC gross profit may fluctuate in the future due to various factors, including, but not limited to, seasonality and changes in the number of media partners and advertisers, advertiser demand or user engagements.
We present Ex-TAC gross profit, Ex-TAC gross margin (calculated as Ex-TAC gross profit as a percentage of revenue), and Adjusted EBITDA as a percentage of Ex-TAC gross profit, because they are key profitability measures used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans, and make strategic decisions regarding the allocation of capital. Accordingly, we believe that these measures provide information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors. There are limitations on the use of Ex-TAC gross profit in that traffic acquisition cost is a significant component of our total cost of revenue but not the only component and, by definition, Ex-TAC gross profit presented for any period will be higher than gross profit for that period. A potential limitation of this non-GAAP financial measure is that other companies, including companies in our industry, which have a similar business, may define Ex-TAC gross profit differently, which may make comparisons difficult. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue or gross profit presented in accordance with U.S. GAAP.
Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before gain on convertible debt; interest expense; interest income and other income (expense), net; provision for income taxes; depreciation and amortization; stock-based compensation; and other income or expenses that we do not consider indicative of our core operating performance, including but not limited to, merger and acquisition costs, regulatory matter costs, and severance costs related to our cost saving initiatives. We present Adjusted EBITDA as a supplemental performance measure because it is a key profitability measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans and make strategic decisions regarding the allocation of capital, and we believe it facilitates operating performance comparisons from period to period.
We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. However, our calculation of Adjusted EBITDA is not necessarily comparable to non-GAAP information of other companies. Adjusted EBITDA should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with U.S. GAAP.
Adjusted Net Income (Loss) and Adjusted Diluted EPS
Adjusted net income (loss) is a non-GAAP financial measure, which is defined as net income (loss) excluding items that we do not consider indicative of our core operating performance, including but not limited to gain on convertible debt, merger and acquisition costs, regulatory matter costs, and severance costs related to our cost saving initiatives. Adjusted net income (loss), as defined above, is also presented on a per diluted share basis. We present adjusted net income (loss) and adjusted diluted EPS as supplemental performance measures because we believe they facilitate performance comparisons from period to period. However, adjusted net income (loss) or adjusted diluted EPS should not be considered in isolation or as a substitute for net income (loss) or diluted earnings per share reported in accordance with U.S. GAAP.
Free Cash Flow
Free cash flow is defined as cash flow provided by (used in) operating activities less capital expenditures and capitalized software development costs. Free cash flow is a supplementary measure used by our management and board of directors to evaluate our ability to generate cash and we believe it allows for a more complete analysis of our available cash flows. Free cash flow should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with U.S. GAAP.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements may include, without limitation, statements generally relating to possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives and statements relating to the transaction to acquire Teads (“Transaction”). You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “guidance,” “outlook,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “foresee,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions or are not statements of historical fact. We have based these forward-looking statements largely on our expectations and projections regarding future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including, but not limited to: the risk that the conditions to the consummation of the Transaction will not be satisfied (or waived); uncertainty as to the timing of the consummation of the Transaction and Outbrain’s and Teads’ ability to complete the Transaction; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Share Purchase Agreement; the failure to obtain, or delays in obtaining, required regulatory approvals or clearances; the risk that any such approval may result in the imposition of conditions that could adversely affect Outbrain or Teads, or the expected benefits of the Transaction; the effect of the announcement or pendency of the Transaction on Outbrain’s or Teads’ operating results and business generally; risks that the Transaction disrupts current plans and operations or diverts management’s attention from its ongoing business; the initiation or outcome of any legal proceedings that may be instituted against Outbrain or Teads, or their respective directors or officers, related to the Transaction; unexpected costs, charges or expenses resulting from the Transaction; the risk that Outbrain’s stock price may decline significantly if the Transaction is not consummated; the effect of the announcement of the Transaction on the ability of Outbrain and Teads to retain and hire key personnel and maintain relationships with their customers, suppliers and others with whom they do business; the ability of Outbrain to successfully integrate Teads’ operations, technologies and employees; the ability to realize anticipated benefits and synergies of the Transaction, including the expectation of enhancements to Outbrain’s services, greater revenue or growth opportunities, operating efficiencies and cost savings; overall advertising demand and traffic generated by our media partners; factors that affect advertising demand and spending, such as the continuation or worsening of unfavorable economic or business conditions or downturns, instability or volatility in financial markets, and other events or factors outside of our control, such as U.S. and global recession concerns, geopolitical concerns, including the ongoing war between Ukraine-Russia and conditions in Israel and the Middle East, supply chain issues, inflationary pressures, labor market volatility, bank closures or disruptions, and the impact of challenging economic conditions, political and policy uncertainties in connection with the U.S. presidential election, and other factors that have and may further impact advertisers’ ability to pay; our ability to continue to innovate, and adoption by our advertisers and media partners of our expanding solutions; the success of our sales and marketing investments, which may require significant investments and may involve long sales cycles; our ability to grow our business and manage growth effectively; our ability to compete effectively against current and future competitors; the loss or decline of one or more of our large media partners, and our ability to expand our advertiser and media partner relationships; conditions in Israel, including the ongoing war between Israel and Hamas and other terrorist organizations, may limit our ability to market, support and innovate on our products due to the impact on our employees as well as our advertisers and their advertising markets; our ability to maintain our revenues or profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; the risk that our research and development efforts may not meet the demands of a rapidly evolving technology market; any failure of our recommendation engine to accurately predict attention or engagement, any deterioration in the quality of our recommendations or failure to present interesting content to users or other factors which may cause us to experience a decline in user engagement or loss of media partners; limits on our ability to collect, use and disclose data to deliver advertisements; our ability to extend our reach into evolving digital media platforms; our ability to maintain and scale our technology platform; our ability to meet demands on our infrastructure and resources due to future growth or otherwise; our failure or the failure of third parties to protect our sites, networks and systems against security breaches, or otherwise to protect the confidential information of us or our partners; outages or disruptions that impact us or our service providers, resulting from cyber incidents, or failures or loss of our infrastructure; significant fluctuations in currency exchange rates; political and regulatory risks in the various markets in which we operate; the challenges of compliance with differing and changing regulatory requirements; the timing and execution of any cost-saving measures and the impact on our business or strategy; ; and the risks described in the section entitled “Risk Factors” and elsewhere in the Annual Report on Form 10-K filed for the year ended December 31, 2023, in our definitive proxy statement filed with the SEC on October 31, 2024 and in subsequent reports filed with the SEC. Accordingly, you should not rely upon forward-looking statements as an indication of future performance. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or will occur, and actual results, events, or circumstances could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation and do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events or otherwise, except as required by law.
About Outbrain
Outbrain (Nasdaq: OB) is a leading technology platform that drives business results by engaging people across the Open Internet. Outbrain predicts moments of engagement to drive measurable outcomes for advertisers and publishers using AI and machine learning across more than 8,000 online properties globally. Founded in 2006, Outbrain is headquartered in New York with offices in Israel and across the United States, Europe, Asia-Pacific, and South America.
Media Contact
press@outbrain.com
Investor Relations Contact
IR@outbrain.com
(332) 205-8999

OUTBRAIN INC.
Condensed Consolidated Statements of Operations
(In thousands, except for share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)
Revenue	$224,177	$230,015	$655,289	$687,589
Cost of revenue:
Traffic acquisition costs	164,483	173,224	487,484	524,024
Other cost of revenue	10,825	10,401	31,765	31,999
Total cost of revenue	175,308	183,625	519,249	556,023
Gross profit	48,869	46,390	136,040	131,566
Operating expenses:
Research and development	9,053	8,681	27,646	28,033
Sales and marketing	23,201	21,472	71,762	73,116
General and administrative	19,564	13,617	51,805	44,766
Total operating expenses	51,818	43,770	151,213	145,915
(Loss) income from operations	(2,949)	2,620	(15,173)	(14,349)
Other income (expense):
Gain on convertible debt	8,782	—	8,782	22,594
Interest expense	(1,444)	(1,456)	(2,950)	(4,428)
Interest income and other income, net	3,536	358	7,687	5,733
Total other income (expense), net	10,874	(1,098)	13,519	23,899
Income (loss) before income taxes	7,925	1,522	(1,654)	9,550
Provision (benefit) for income taxes	1,229	1,014	(1,110)	3,365
Net income (loss)	$6,696	$508	$(544)	$6,185

Weighted average shares outstanding:
Basic	49,325,518	50,881,194	49,171,414	51,178,127
Diluted	53,908,058	51,240,968	53,701,925	57,696,222

Net income (loss) per common share:
Basic	$0.14	$0.01	$(0.01)	$0.12
Diluted	$0.01	$0.01	$(0.10)	$(0.15)

OUTBRAIN INC.
Condensed Consolidated Balance Sheets
(In thousands, except for number of shares and par value)

	September 30, 2024	December 31, 2023
	(Unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$57,061	$70,889
Short-term investments in marketable securities	73,467	94,313
Accounts receivable, net of allowances	157,542	189,334
Prepaid expenses and other current assets	38,133	47,240
Total current assets	326,203	401,776
Non-current assets:
Long-term investments in marketable securities	—	65,767
Property, equipment and capitalized software, net	43,934	42,461
Operating lease right-of-use assets, net	15,791	12,145
Intangible assets, net	17,834	20,396
Goodwill	63,063	63,063
Deferred tax assets	42,166	38,360
Other assets	21,140	20,669
TOTAL ASSETS	$530,131	$664,637

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$123,355	$150,812
Accrued compensation and benefits	18,721	18,620
Accrued and other current liabilities	124,053	119,703
Deferred revenue	6,598	8,486
Total current liabilities	272,727	297,621
Non-current liabilities:
Long-term debt	—	118,000
Operating lease liabilities, non-current	12,634	9,217
Other liabilities	17,614	16,735
TOTAL LIABILITIES	$302,975	$441,573

STOCKHOLDERS’ EQUITY:
Common stock, par value of $0.001 per share − one billion shares authorized; 63,029,098 shares issued and 49,654,192 shares outstanding as of September 30, 2024; 61,567,520 shares issued and 49,726,518 shares outstanding as of December 31, 2023	63	62
Preferred stock, par value of $0.001 per share − 100,000,000 shares authorized, none issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Additional paid-in capital	480,440	468,525
Treasury stock, at cost − 13,374,906 shares as of September 30, 2024 and 11,841,002 shares as of December 31, 2023	(74,079)	(67,689)
Accumulated other comprehensive loss	(9,942)	(9,052)
Accumulated deficit	(169,326)	(168,782)
TOTAL STOCKHOLDERS’ EQUITY	227,156	223,064
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$530,131	$664,637

OUTBRAIN INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$6,696	$508	$(544)	$6,185
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on convertible debt	(8,782)	—	(8,782)	(22,594)
Depreciation and amortization of property and equipment	1,537	1,737	4,654	5,195
Amortization of capitalized software development costs	2,451	2,352	7,281	7,261
Amortization of intangible assets	855	852	2,559	3,301
Amortization of discount on marketable securities	(559)	(777)	(1,839)	(2,875)
Stock-based compensation	4,052	3,046	11,487	9,153
Non-cash operating lease expense	1,339	1,079	3,825	3,361
Provision for credit losses	518	1,242	2,951	6,077
Deferred income taxes	311	(2,614)	(4,431)	(2,834)
Other	(904)	1,202	(618)	(234)
Changes in operating assets and liabilities:
Accounts receivable	(647)	(6,056)	31,434	3,993
Prepaid expenses and other current assets	3,511	(1,030)	9,121	(1,566)
Accounts payable and other current liabilities	2,793	5,046	(30,563)	(28,355)
Operating lease liabilities	(1,446)	(1,134)	(3,869)	(3,279)
Deferred revenue	(235)	328	(2,051)	97
Other non-current assets and liabilities	2,172	1,139	5,283	5,383
Net cash provided by (used in) operating activities	13,662	6,920	25,898	(11,731)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of a business, net of cash acquired	—	(27)	(181)	(312)
Purchases of property and equipment	(2,528)	(2,779)	(4,668)	(7,870)
Capitalized software development costs	(2,462)	(2,361)	(7,592)	(7,864)
Purchases of marketable securities	(4,154)	(26,167)	(56,166)	(86,885)
Proceeds from sales and maturities of marketable securities	85,490	35,647	144,257	186,650
Other	(18)	(1)	(81)	(9)
Net cash provided by investing activities	76,328	4,312	75,569	83,710

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt obligations	(109,740)	—	(109,740)	(96,170)
Payment of deferred financing costs	(501)	—	(501)	—
Treasury stock repurchases and share withholdings on vested awards	(168)	(5,719)	(6,390)	(13,251)
Principal payments on finance lease obligations	—	(449)	(263)	(1,477)
Payment of contingent consideration liability up to acquisition-date fair value	—	—	—	(547)
Net cash used in financing activities	(110,409)	(6,168)	(116,894)	(111,445)

Effect of exchange rate changes	2,426	(322)	2,034	(1,568)

Net (decrease) increase in cash, cash equivalents and restricted cash	$(17,993)	$4,742	$(13,393)	$(41,034)
Cash, cash equivalents and restricted cash — Beginning	75,679	59,989	71,079	105,765
Cash, cash equivalents and restricted cash — Ending	$57,686	$64,731	$57,686	$64,731

OUTBRAIN INC.
Non-GAAP Reconciliations
(In thousands)
(Unaudited)
The following table presents the reconciliation of Gross profit to Ex-TAC gross profit and Ex-TAC gross margin, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$224,177	$230,015	$655,289	$687,589
Traffic acquisition costs	(164,483)	(173,224)	(487,484)	(524,024)
Other cost of revenue	(10,825)	(10,401)	(31,765)	(31,999)
Gross profit	48,869	46,390	136,040	131,566
Other cost of revenue	10,825	10,401	31,765	31,999
Ex-TAC gross profit	$59,694	$56,791	$167,805	$163,565

Gross margin (gross profit as % of revenue)	21.8%	20.2%	20.8%	19.1%
Ex-TAC gross margin (Ex-TAC gross profit as % of revenue)	26.6%	24.7%	25.6%	23.8%
The following table presents the reconciliation of net income (loss) to Adjusted EBITDA, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss)	$6,696	$508	$(544)	$6,185
Gain on convertible debt	(8,782)	—	(8,782)	(22,594)
Interest expense	1,444	1,456	2,950	4,428
Interest income and other income, net	(3,536)	(358)	(7,687)	(5,733)
Provision (benefit) for income taxes	1,229	1,014	(1,110)	3,365
Depreciation and amortization	4,843	4,941	14,494	15,757
Stock-based compensation	4,052	3,046	11,487	9,153
Regulatory matter costs	—	(354)	—	742
Acquisition-related costs	5,585	—	8,787	—
Severance and related costs	—	—	742	3,148
Adjusted EBITDA	$11,531	$10,253	$20,337	$14,451

Net income (loss) as % of gross profit	13.7%	1.1%	(0.4)%	4.7%
Adjusted EBITDA as % of Ex-TAC Gross Profit	19.3%	18.1%	12.1%	8.8%

The following table presents the reconciliation of net income (loss) and diluted EPS to adjusted net income (loss) and adjusted diluted EPS, respectively, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss)	$6,696	$508	$(544)	$6,185
Adjustments:
Gain on convertible debt	(8,782)	—	(8,782)	(22,594)
Regulatory matter costs	—	(354)	—	742
Acquisition-related costs	5,585	—	8,787	—
Severance and related costs	—	—	742	3,148
Total adjustments, before tax	(3,197)	(354)	747	(18,704)
Income tax effect	1,951	118	406	6,232
Total adjustments, after tax	(1,246)	(236)	1,153	(12,472)
Adjusted net income (loss)	$5,450	$272	$609	$(6,287)

Net income (loss) attributed to common stockholders - basic and diluted	$5,450	$272	$609	$(6,287)

Basic weighted-average shares, as reported	49,325,518	50,881,194	49,171,414	51,178,127
Restricted stock units	426,888	359,774	246,031	—
Adjusted diluted weighted average shares	49,752,406	51,240,968	49,417,445	51,178,127

Diluted net loss per share - reported	$0.01	$0.01	$(0.10)	$(0.15)
Adjustments, after tax	0.10	—	0.11	0.03
Diluted net loss per share - adjusted	$0.11	$0.01	$0.01	$(0.12)
The following table presents the reconciliation of net cash provided by (used in) operating activities to free cash flow, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$13,662	$6,920	$25,898	$(11,731)
Purchases of property and equipment	(2,528)	(2,779)	(4,668)	(7,870)
Capitalized software development costs	(2,462)	(2,361)	(7,592)	(7,864)
Free cash flow	$8,672	$1,780	$13,638	$(27,465)